SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  _____________
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 31, 2002

                               BIOPURE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

        Delaware                    011-15167                  04-2836871
        --------                    ---------                  ----------
(State of Incorporation)         (Commission File            (I.R.S. Employer
                                      Number)             Identification Number)

       11 Hurley Street, Cambridge, Massachusetts              02141
       ---------------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)

        Registrant's telephone number, including area code: 617-234-6500
                                                            ------------

ITEM 9.   REGULATION FD DISCLOSURE

          On December 31, 2002, Biopure Corporation ("Biopure") issued and sold to an investor, pursuant to a definitive securities purchase agreement, 522,193 shares of its Class A Common Stock at a price of $3.83 per share and warrants to acquire 522,193 shares of its Class A Common Stock at an exercise price of $4.84 per share. The aggregate proceeds to Biopure from this transaction, before expenses, were approximately $2,000,000. Biopure has agreed to file a registration statement relating to the investor's resale of the shares of Class A Common Stock issued to the investor and the shares of Class A Common Stock issuable upon exercise of the warrants. The warrants may be exercised at any time until six months after the effective date of the registration statement.

          Pursuant to the requirements of the Securities Exchange Act of 1934, Biopure has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          BIOPURE CORPORATION


Date:  December 31, 2002                  By: /s/ Francis H. Murphy
                                              ----------------------------------
                                              Francis H. Murphy
                                              CHIEF FINANCIAL OFFICER